Exhibit 99.2

PACIFIC PREMIER BANCORP, INC.

PACIFIC PREMIER BANCORP, INC.
ATTN: CORPORATE SECRETARY
17901 VON KARMAN AVE
SUITE 1200
IRVINE, CA 92614

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Before the Meeting – Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on 07/20/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to https://www.virtualshareholdermeeting.com/PPBI2025SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on 07/20/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	Adoption of the Agreement and Plan of Merger, dated as of April 23, 2025, by and among Pacific Premier Bancorp, Inc., a Delaware corporation ("Pacific Premier"), Columbia Banking System, Inc., a Washington corporation ("Columbia") and Balboa Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Columbia (the "merger agreement").	☐	☐	☐
2	Approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Pacific Premier in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
3	Adjourn the Pacific Premier special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Pacific Premier special meeting to adopt the merger agreement or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Pacific Premier common stock.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000680578_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com PACIFIC PREMIER BANCORP, INC. Special Meeting of Stockholders July 21, 2025 9:00 a.m. PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Steven R. Gardner and Ronald Nicolas as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Pacific Premier Bancorp, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 09:00 a.m. PT on July 21, 2025, to be held live via webcast at www.virtualshareholdermeeting.com/PPBI2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. . 2 . 0 . 0 R1 _ 2 0000680578 Continued and to be signed on reverse side